Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Akinc (Investors and Media) +1-617-682-4340 Josh Brodsky (Investors) +1-617-551-8276

Alnylam Launches “Alnylam 2030” Strategy to Drive Next Era of Growth and Patient Impact

− Full Year 2025 Preliminary* Net Product Revenues of $2,987 Million (81% Growth vs. 2024), Driven Primarily by Preliminary* Total TTR Revenues of $2,487 Million (103% Growth vs. 2024) –

− Company Provides 2026 Combined Net Product Revenue Guidance of $4,900 Million to $5,300 Million, Driven Primarily by Total TTR Net Product Revenue Guidance of $4,400 Million to $4,700 Million –

– 2026 Pipeline Goals Focused on Continued Advancement of Numerous Multi-Billion-Dollar Opportunities –

CAMBRIDGE, Mass. – January 11, 2026 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today announced its new five-year strategy, “Alnylam 2030,” focused on scaling the Company’s operations through achieving leadership in ATTR amyloidosis, driving long-term growth through sustainable innovation, and delivering exceptional financial results with discipline and agility. Alnylam also today reported preliminary* fourth quarter and full year 2025 global net product revenues for AMVUTTRA, ONPATTRO, GIVLAARI and OXLUMO.

New Five-Year Strategy: Alnylam 2030
Alnylam 2030 continues the Company’s 15-year heritage of establishing and delivering on ambitious five-year goals, the most recent of which was Alnylam P5x25. Over that time period, Alnylam has either met or exceeded all of its prior five-year goals.

Alnylam 2030 is focused on continuing to successfully scale the Company’s operations. Specifically, the Company intends to achieve the following by the end of 2030:

•Achieve Global TTR Leadership: Build a Durable TTR Franchise
oLead TTR market in revenue by 2030 and cumulatively across five-year period

oLaunch best-in-class, next-gen silencer, nucresiran, in polyneuropathy by 2028 and cardiomyopathy by 2030

•Grow Through Sustainable Innovation: Deliver Therapies that Prevent, Halt, or Reverse Disease
oDeliver 2+ new transformative medicines beyond TTR with blockbuster potential
oExpand to 10 tissue types and >40 clinical programs
oInvest ~30% of revenues in non-GAAP R&D, including select external innovation

•Scale with Discipline & Agility: Drive Sustained, Profitable Growth
oAchieve 25%+ total revenue CAGR through year-end 2030
oDeliver ~30% non-GAAP operating margin

“The past five years have been transformational, as we delivered on our ambitious goals to expand the reach of our commercial product portfolio, grow our pipeline of transformative RNAi therapeutics, and achieve strong financial results leading to sustainable profitability,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “The success we have delivered with the early launch momentum of AMVUTTRA in ATTR-CM has laid the foundation for our first flagship commercial franchise. Our focus for the next five-year period is clear: continue to establish durable leadership in TTR; harness topline growth to invest in a high-yielding pipeline with blockbuster opportunities; and continue to operate with financial discipline and agility to enable the Company to scale efficiently. As the pioneer in RNAi therapeutics that has delivered six approved products, Alnylam 2030 provides the strategic direction to catalyze our growth during the next stage of our evolution.”

Preliminary Fourth Quarter and Full Year 2025 Commercial and Financial Performance*

Total TTR: AMVUTTRA® (vutrisiran) & ONPATTRO® (patisiran)
•Preliminary* global net product revenues for AMVUTTRA and ONPATTRO for the fourth quarter were approximately $827 million and $32 million, respectively, together representing 151% total TTR growth compared to Q4 2024, and for the full year 2025 were approximately $2,314 million and $173 million, respectively, together representing 103% total TTR growth compared to full year 2024.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)
•Preliminary* global net product revenues for GIVLAARI and OXLUMO for the fourth quarter were approximately $87 million and $50 million, respectively, together representing 26% total Rare growth compared to Q4 2024, and for the full year 2025 were approximately $308 million and $191 million, respectively, together representing 18% total Rare growth compared to full year 2024.

2026 Combined Net Product Revenue Guidance
Alnylam announced today full year 2026 combined net product revenue guidance for AMVUTTRA, ONPATTRO, GIVLAARI and OXLUMO of $4,900 million to $5,300 million,

representing 71% growth compared to 2025* at the mid-point of the guidance range. On a franchise level, the guidance is as follows:
•Total TTR (AMVUTTRA & ONPATTRO): $4,400 million to $4,700 million, representing 83% growth compared to 2025* at the mid-point of the guidance range.
•Total Rare (GIVLAARI & OXLUMO): $500 million to $600 million, representing 10% growth compared to 2025* at the mid-point of the guidance range.

The Company plans to provide additional guidance for collaboration and royalty revenue and operating expenses when fourth quarter and full year 2025 earnings are released.

2026 Pipeline Goals

Nucresiran – an investigational RNAi therapeutic in development for the treatment of ATTR amyloidosis. Alnylam expects to:
•Advance the TRITON-CM Phase 3 trial in ATTR-CM and the TRITON-PN Phase 3 trial in hATTR-PN.

Zilebesiran – an investigational RNAi therapeutic in development for the treatment of hypertension, in collaboration with Roche. Alnylam expects to:
•Advance the ZENITH Phase 3 cardiovascular outcomes trial.

Mivelsiran – an investigational RNAi therapeutic in development for the treatment of cerebral amyloid angiopathy (CAA) and Alzheimer’s disease. Alnylam expects to:
•Complete enrollment of the cAPPricorn-1 Phase 2 trial in cerebral amyloid angiopathy in H1.
•Initiate a Phase 2 trial in Alzheimer’s disease in H1.

ALN-6400 – an investigational RNAi therapeutic in development for the treatment of bleeding disorders. Alnylam expects to:
•Report Phase 1 data in healthy volunteers in H2.
•Report clinical proof of concept in hereditary hemorrhagic telangiectasia in H2.
•Initiate a Phase 2 trial in a second bleeding disorder in H1.

ALN-4324 – an investigational RNAi therapeutic in development for the treatment of type 2 diabetes mellitus. Alnylam expects to:
•Initiate a Phase 2 trial in H1.

ALN-HTT02 – an investigational RNAi therapeutic in development for the treatment of Huntington’s disease, in collaboration with Regeneron. Alnylam expects to:
•Report Phase 1 data in H2.

ALN-2232 – an investigational RNAi therapeutic in development for the treatment of obesity & weight management. Alnylam expects to:
•Report Phase 1 data in H2.

In addition, the Company plans to file Investigational New Drug (IND) applications for three to four new Alnylam-led programs by the end of 2026.

Alnylam management will discuss its preliminary 2025 net product revenues, as well as 2026 goals and guidance during a webcast presentation at the 44th Annual J.P. Morgan Healthcare Conference in San Francisco, California tomorrow, Monday, January 12, 2026 at 9:00 am PT (12:00 pm ET).

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) is a leading global biopharmaceutical company and the pioneer of the RNA interference (RNAi) revolution. The Company is focused on developing transformative therapies with the potential to prevent, halt, or reverse disease. For more than two decades, Alnylam has advanced the Nobel-Prize-winning science of RNAi, delivering critical breakthroughs and six approved medicines. Alnylam has medicines available in more than 70 countries and a rapidly expanding and robust pipeline, in addition to consistently being recognized as an exceptional workplace and socially responsible organization. The Company is executing on its Alnylam 2030 strategy to accelerate innovation and scale impact to transform human health. For more information, please visit www.alnylam.com or follow Alnylam on X, LinkedIn, Facebook, Instagram, or YouTube.

Alnylam Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding: Alnylam’s potential achievement of the goals in its “Alnylam 2030” strategy and its ability to drive the next era of growth and patient impact; Alnylam’s ability to achieve global TTR leadership, drive long-term growth through sustainable innovation, and deliver exceptional financial results with discipline and agility; the size of the opportunities of any of the product candidates in Alnylam’s pipeline; the potential for AMVUTTRA in ATTR-CM to be Alnylam’s flagship commercial franchise; the potential for Alnylam to advance its research and development programs, including its goals and expectations regarding the clinical development of nucresiran, zilebesiran, mivelsiran, ALN-6400, ALN-4324, ALN-HTT02, and ALN-2232, including the timeline of the initiation, completion of enrollment, and reporting of data and/or proof of concept from, any clinical trials; the number of IND applications Alnylam plans to file for Alnylam-led programs by the end of 2026; and Alnylam’s projected commercial and financial performance, including the expected range of global net product revenues for 2026 should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to Alnylam’s ability to successfully execute on its “Alnylam 2030” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including nucresiran, zilebesiran, mivelsiran, ALN-6400, ALN-4324, ALN-HTT02, and ALN-2232; the possibility of unfavorable new clinical data and further analyses of existing clinical data; interim and preliminary data; the possibility that clinical data are subject to differing interpretations and assessments by regulatory agencies; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products; the outcome of litigation; the potential risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing Alnylam’s views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

Use of Non-GAAP Financial Measures
This press release contains references to forward-looking financial measures of non-GAAP R&D and non-GAAP operating margin that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). We do not provide a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP on a forward-looking basis because such reconciliation is not accessible with reasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of adjustments, such as stock-based compensation expense; such adjustments could be material. We use these non-GAAP measures as an indicator of financial performance for the purpose of internal evaluation of progress toward financial objectives. We also believe that these non-GAAP measures provide investors with useful information with respect to our operational goals. A non-GAAP financial measure is not, and should not be viewed as, a substitute for financial measures required by GAAP, has no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of the measure by other companies.

* The preliminary selected financial results are unaudited, subject to adjustment, and provided as an approximation in advance of the Company’s announcement of complete financial results in February 2026.

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